Exhibit 99.1

Contact Information:

Investors:

Brainerd Communicators, Inc.

Corey Kinger

(212) 986-6667

kinger@braincomm.com

WEIGHT WATCHERS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2015 RESULTS AND PROVIDES FULL YEAR 2016 GUIDANCE

NEW YORK, N.Y., February 25, 2016 – Weight Watchers International, Inc. (NYSE: WTW) today announced its results for the fourth quarter and full year fiscal 2015 and provided full year fiscal 2016 earnings guidance. Year-over-year comparability is impacted by the fourth quarter and full year fiscal 2015 having 13 weeks and 52 weeks, respectively, and the fourth quarter and full year fiscal 2014 having 14 weeks and 53 weeks, respectively.

•	In Q4 2015, the Company successfully launched SmartPointsTM as part of its new, global Beyond the Scale program and announced its strategic partnership with Oprah Winfrey.

•	Q4 2015 revenues were $259.2 million. End of period active subscribers were down 4.8% for Q4 2015 versus the prior year period, an improvement from being down 12.7% for Q3 2015 versus the prior year period, reflecting strong recruitment growth following the early December global launch of the Company’s new program.

•	Q4 2015 earnings per fully diluted share (EPS) was a loss of $0.18; Q4 2015 adjusted EPS was a loss of $0.03, reflecting the exclusion of the $0.13 per fully diluted share impact of one-time transaction expenses associated with the Company entering into its previously disclosed partnership with Ms. Winfrey and the $0.01 per fully diluted share impact of restructuring charges.

•	Cash balance at fiscal year-end 2015 was $241.5 million.

•	Full year 2016 earnings guidance is between $0.70 and $1.00 per fully diluted share, which incorporates the increased share count resulting from the transaction with Ms. Winfrey.

“With the launch of Beyond the Scale and SmartPoints earlier this winter, we introduced an entirely new Weight Watchers program, which is resonating with consumers,” commented Jim Chambers, the Company’s President and Chief Executive Officer. “The partnership with Oprah Winfrey is off to a strong start. Our transformation momentum is building, with positive recruitments this winter season setting a solid foundation for revenue growth and increased profitability.”

Q4 2015 Consolidated Summary

	Net (Loss) Income* (in millions)			EPS
	Three Months Ended			Three Months Ended
	January 2, 2016 (13 weeks)	January 3, 2015 (14 weeks)	% Change	January 2, 2016 (13 weeks)	January 3, 2015 (14 weeks)	% Change
Net (Loss) Income / EPS	$(11.3)	$4.4	(359)%	$(0.18)	$0.08	(336)%
Adjustments
Winfrey Transaction Expenses	8.3	—		0.13	—
Restructuring Charges	0.8	0.6		0.01	0.01

Adjusted Net (Loss) Income /EPS	$(2.2)	$5.0	(144)%	$(0.03)	$0.09	(140)%

Note: Totals may not sum due to rounding.

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

*Except in the case of the financials attached to this release, “Net (Loss) Income” refers to Net (Loss) Income attributable to Weight Watchers International, Inc.

Fourth quarter 2015 net loss was $11.3 million versus net income of $4.4 million in the prior year period. EPS for Q4 2015 was a loss of $0.18 versus income of $0.08 in the prior year period. In Q4 2015, foreign currency negatively impacted EPS by $0.02.

Q4 2015 net loss and EPS were impacted by two items that affect year-over-year comparability. First, the Company recorded one-time transaction expenses associated with entering into its partnership with Ms. Winfrey of $13.6 million ($8.3 million after tax or $0.13 per fully diluted share). Second, the Company incurred $1.3 million ($0.8 million after tax or $0.01 per fully diluted share) of charges in connection with its previously disclosed 2015 restructuring plan. Excluding these two items, net loss would have been $2.2 million and EPS would have been a loss of $0.03 in Q4 2015.

Q4 2014 net income and EPS were negatively impacted by $1.0 million ($0.6 million after tax or $0.01 per fully diluted share) of charges in connection with the Company’s previously disclosed 2014 restructuring plan. Excluding this item, net income would have been $5.0 million and EPS would have been $0.09 in Q4 2014.

Q4 2015 Global Results

	Three Months Ended			% Change Adjusted for Constant Currency
(in millions except percentages and as noted)	January 2, 2016 (13 weeks)	January 3, 2015 (14 weeks)	% Change
Revenues	$259.2	$327.8	(20.9)%	(17.2)%
Operating Income	$16.3	$42.3	(61.4)%	(56.8)%
Adjustments
Winfrey Transaction Expenses	13.6	—
Restructuring Charges	1.3	1.0

Adjusted Operating Income	$31.3	$43.3	(27.8)%	(23.3)%

Total Paid Weeks	33.4	40.2	(16.8)%	N/A
Meeting(1) Paid Weeks	15.0	18.1	(17.3)%	N/A
Online(2) Paid Weeks	18.4	22.1	(16.4)%	N/A
End of Period Active Subscribers(3) (in thousands)	2,389.6	2,509.5	(4.8)%	N/A
Meeting Subscribers (in thousands)	997.9	1,055.4	(5.4)%	N/A
Online Subscribers (in thousands)	1,391.7	1,454.1	(4.3)%	N/A

Note: Totals may not sum due to rounding.

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

(1)	“Meetings” refers to monthly commitment plan subscribers, “pay-as-you-go” members, Total Access subscribers and other meeting members.
(2)	“Online” refers to Weight Watchers Online, Weight Watchers OnlinePlus, Personal Coaching and other digital subscription products.
(3)	“Subscribers” refer to meetings members and Online subscribers who participate in recurring billing programs, such as the Company’s monthly commitment plans for its meetings business.

Fourth quarter 2015 revenues decreased 17.2% on a constant currency basis versus the prior year period. Q4 2015 total paid weeks were down 16.8% as compared to the prior year period, with an Online paid weeks decline of 16.4% and a meeting paid weeks decline of 17.3%. These declines were driven primarily by the lower active subscriber base at the start of Q4 2015, as well as the lower number of weeks in Q4 2015, versus the prior year period.

Fourth quarter 2015 operating income decreased 56.8% on a constant currency basis versus the prior year period. Excluding the $13.6 million of one-time transaction expenses associated with the Company entering into a partnership with Ms. Winfrey and the 2015 plan restructuring charges of $1.3 million from Q4 2015 and excluding the 2014 plan restructuring charges of $1.0 million from Q4 2014, Q4 2015 operating income would have decreased 23.3% on a constant currency basis versus the prior year period. The operating income decline was driven primarily by lower revenues partially offset by lower marketing and selling, general and administrative expenses.

Q4 2015 North America Performance

	Three Months Ended			% Change Adjusted for Constant Currency
(in millions except percentages and as noted)	January 2, 2016 (13 weeks)	January 3, 2015 (14 weeks)	% Change
Service Revenues*	$145.8	$180.1	(19.0)%	(18.0)%
Total Paid Weeks	21.1	26.0	(18.8)%	N/A
End of Period Active Subscribers (in thousands)	1,531.5	1,617.8	(5.3)%	N/A

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

*	See Consolidated Statements of Net Income for Service Revenues definition.

Fourth quarter 2015 service revenues for North America were down 18.0% on a constant currency basis versus the prior year period driven by an 18.8% decline in total paid weeks. These declines were driven in part by the lower number of weeks in Q4 2015 versus the prior year period. The lower active subscriber base at the start of the quarter versus the prior year period, partially offset by increased recruitments following the Company’s announcement of its partnership with Ms. Winfrey and the Company’s early December launch of its new program, also contributed to these declines.

Q4 2015 UK Performance

	Three Months Ended			% Change Adjusted for Constant Currency
(in millions except percentages and as noted)	January 2, 2016 (13 weeks)	January 3, 2015 (14 weeks)	% Change
Service Revenues*	$20.5	$23.9	(14.3)%	(10.5)%
Total Paid Weeks	4.0	4.6	(14.9)%	N/A
End of Period Active Subscribers (in thousands)	263.1	277.8	(5.3)%	N/A

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

*	See Consolidated Statements of Net Income for Service Revenues definition.

Fourth quarter 2015 service revenues for the UK were down 10.5% on a constant currency basis versus the prior year period. This decline was driven by the lower number of weeks in and the lower active subscriber base at the start of Q4 2015, as well as lower total paid weeks in the quarter, versus the prior year period.

Q4 2015 CE Performance

	Three Months Ended			% Change Adjusted for Constant Currency
(in millions except percentages and as noted)	January 2, 2016 (13 weeks)	January 3, 2015 (14 weeks)	% Change
Service Revenues*	$39.0	$49.8	(21.7)%	(10.9)%
Total Paid Weeks	7.3	8.3	(11.9)%	N/A
End of Period Active Subscribers (in thousands)	530.7	551.9	(3.8)%	N/A

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

*	See Consolidated Statements of Net Income for Service Revenues definition.

Fourth quarter 2015 service revenues for Continental Europe (CE) were down 10.9% on a constant currency basis versus the prior year period. This decline was driven by the lower number of weeks in and the lower active subscriber base at the start of Q4 2015, as well as lower total paid weeks in the quarter, versus the prior year period.

Full Year 2015 Consolidated Summary

	Net Income* (in millions)			EPS
	Fiscal Year Ended			Fiscal Year Ended
	January 2, 2016 (52 weeks)	January 3, 2015 (53 weeks)	% Change	January 2, 2016 (52 weeks)	January 3, 2015 (53 weeks)	% Change
Net Income / EPS	$32.9	$117.8	(72.0)%	$0.56	$2.08	(73.1)%
Adjustments
Winfrey Transaction Expenses	8.3	—		0.14	—
Debt Extinguishment	(7.0)	—		(0.12)	—
Restructuring Charges	5.1	7.2		0.09	0.13
Gain on Brazil Acquisition	—	(6.4)		—	(0.11)
Tax Benefit, net	—	(2.4)		—	(0.04)

Adjusted Net Income / EPS	$39.4	$116.3	(66.1)%	$0.67	$2.05	(67.4)%

Note: Totals may not sum due to rounding.

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

*Except in the case of the financials attached to this release, “Net Income” refers to Net Income attributable to Weight Watchers International, Inc.

Fiscal 2015 net income was $32.9 million versus $117.8 million in the prior year. EPS for fiscal 2015 was $0.56 versus $2.08 in the prior year. In fiscal 2015, foreign currency negatively impacted EPS by $0.19. In addition, fiscal 2015 EPS was negatively impacted by $0.02 due to the increased share count resulting from Ms. Winfrey’s equity investment in the Company and related option grant.

Fiscal 2015 net income and EPS were impacted by three items that affect year-over-year comparability. First, the Company recorded one-time transaction expenses associated with entering into its partnership with Ms. Winfrey of $13.6 million ($8.3 million after tax or $0.14 per fully diluted share). Second, the Company recorded a gain on early extinguishment of debt of $11.4 million ($7.0 million after tax or $0.12 per fully diluted share) for its previously disclosed debt prepayments. Third, the Company incurred $8.4 million ($5.1 million after tax or $0.09 per fully diluted share) of charges in connection with its 2015 restructuring plan. Excluding these three items, net income would have been $39.4 million and EPS would have been $0.67 in fiscal 2015.

Fiscal 2014 net income and EPS were impacted by three items that affect year-over-year comparability. First, the Company incurred $11.8 million ($7.2 million after tax or $0.13 per fully diluted share) of charges in connection with its 2014 restructuring plan. Second, the Company recorded a gain of $10.5 million ($6.4 million after tax or $0.11 per fully diluted share) recognized in connection with the Company’s previously disclosed Brazil acquisition due to an adjustment of its previously held equity interest to fair value offset by a charge associated with the settlement of the royalty-free arrangement of its Brazilian partnership. Third, the Company recorded a $2.4 million net tax benefit ($0.04 per fully diluted share) related to an intercompany loan write-off in connection with the Company’s previously disclosed closure of its China business partially offset by the recognition of a valuation allowance related to tax benefits for foreign losses that are not expected to be realized. Excluding these three items, net income would have been $116.3 million and EPS would have been $2.05 in fiscal 2014.

Full Year 2015 Global Results

	Fiscal Year Ended			% Change Adjusted for Constant Currency
(in millions except percentages and as noted)	January 2, 2016 (52 weeks)	January 3, 2015 (53 weeks)	% Change
Revenues	$1,164.4	$1,479.9	(21.3)%	(16.3)%
Operating Income	$168.1	$299.3	(43.9)%	(37.6)%
Adjustments
Winfrey Transaction Expenses	13.6	—
Restructuring Charges	8.4	11.8

Adjusted Operating Income	$190.1	$311.2	(38.9)%	(32.9)%

Total Paid Weeks	147.0	177.8	(17.3)%	N/A
Meeting(1) Paid Weeks	65.5	78.2	(16.2)%	N/A
Online(2) Paid Weeks	81.5	99.6	(18.2)%	N/A
End of Period Active Subscribers(3) (in thousands)	2,389.6	2,509.5	(4.8)%	N/A
Meeting Subscribers (in thousands)	997.9	1,055.4	(5.4)%	N/A
Online Subscribers (in thousands)	1,391.7	1,454.1	(4.3)%	N/A

Note: Totals may not sum due to rounding.

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

(1)	“Meetings” refers to monthly commitment plan subscribers, “pay-as-you-go” members, Total Access subscribers and other meeting members.
(2)	“Online” refers to Weight Watchers Online, Weight Watchers OnlinePlus, Personal Coaching and other digital subscription products.
(3)	“Subscribers” refer to meetings members and Online subscribers who participate in recurring billing programs, such as the Company’s monthly commitment plans for its meetings business.

Fiscal 2015 revenues decreased 16.3% on a constant currency basis versus the prior year. Fiscal 2015 total paid weeks were down 17.3% as compared to the prior year, with an Online paid weeks decline of 18.2% and a meeting paid weeks decline of 16.2%. These declines were driven by a lower active subscriber base at the start of the year and lower recruitments in the year versus the prior year.

Fiscal 2015 operating income decreased 37.6% on a constant currency basis versus the prior year. Excluding the $13.6 million of one-time transaction expenses associated with the Company entering into a partnership with Ms. Winfrey and 2015 plan restructuring charges of $8.4 million from fiscal

2015 and excluding the 2014 plan restructuring charges of $11.8 million from fiscal 2014, fiscal 2015 operating income would have decreased 32.9% on a constant currency basis versus the prior year. These declines were driven primarily by lower revenues partially offset by lower marketing and selling, general and administrative expenses.

Cash Summary

The Company ended fiscal 2015 with a cash balance of $241.5 million. The Company plans to use cash on hand to repay in full its $144 million B-1 debt obligations maturing in April 2016.

Full Year Fiscal 2016 Earnings Guidance

The Company provided full year 2016 earnings guidance of between $0.70 and $1.00 per fully diluted share after incorporating the increased share count due to the previously disclosed equity investment in the Company by Ms. Winfrey and related option grant.

Fourth Quarter and Full Year 2015 Conference Call

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, Jim Chambers, President and Chief Executive Officer, and Nick Hotchkin, Chief Financial Officer, will discuss the fourth quarter and full year 2015 results and answer questions from the investment community. Live audio of the conference call will be simultaneously webcast over the Internet on the Company’s corporate website, www.weightwatchersinternational.com. A replay of the webcast will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release:

To supplement the Company’s consolidated results presented in accordance with accounting principles generally accepted in the United States (GAAP), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. Net (loss) income, earnings per fully diluted share, operating income and operating income margin, gross profit and gross profit margin, and selling, general and administrative expenses are discussed in this release both as reported (on a GAAP basis) and as adjusted (on a non-GAAP basis), as applicable, as follows: (i) with respect to the fourth quarter and full year fiscal 2015, to exclude the impact of (a) one-time transaction expenses associated with the Company entering into its previously disclosed partnership with Ms. Winfrey and (b) charges associated with the Company’s previously disclosed 2015 plan to restructure its organization; (ii) with respect to the fourth quarter and full year fiscal 2014, to exclude the impact of charges associated with the Company’s previously disclosed 2014 plan to restructure its organization; (iii) with respect to the full year fiscal 2015, to exclude the impact from the gains on early extinguishment of debt associated with the Company’s previously reported debt prepayments in the year; and (iv) with respect to the full year fiscal 2014, to exclude the impact of (a) the net tax benefit associated with an intercompany loan write-off in connection with the closure of the Company’s China business and the establishment of a valuation allowance related to tax benefits for foreign losses that are not expected to be realized and (b) the gain recognized in connection with the Company’s previously disclosed Brazil acquisition due to an adjustment of the Company’s previously held equity interest to fair value offset by a charge associated with the settlement of the royalty-free arrangement of the Brazil partnership. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. In this release and any attachments, the Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and are useful for period-over-period comparisons of the performance of the Company’s business. While management believes that these financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release and reconciliations, if any, included elsewhere in this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

About Weight Watchers International, Inc.

Weight Watchers International, Inc. is the world’s leading commercial provider of weight management services, operating globally through a network of Company-owned and franchise operations. Weight Watchers holds more than 36,000 meetings each week where members receive group support and learn about healthy eating patterns, behavior modification and physical activity. Weight Watchers provides innovative, digital weight management products through its websites, mobile sites and apps. Weight Watchers is the leading provider of Online subscription weight management products in the world. In addition, Weight Watchers offers a wide range of products, publications and programs for those interested in weight loss and weight control.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, earnings guidance and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: competition from other weight management industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s ability to continue to develop innovative new services and products and enhance its existing services and products or the failure of its services and products to continue to appeal to the market, or the Company’s ability to successfully expand into new channels of distribution or respond to consumer trends; the ability to successfully implement new strategic initiatives; the effectiveness of the Company’s marketing and advertising programs and strength of its social media presence; the impact on the Weight Watchers brand of actions taken by the Company’s franchisees, licensees and suppliers; the impact of the Company’s debt service obligations and restrictive debt covenants; the inability to generate sufficient cash to service all of the Company’s debt service obligations; uncertainties regarding the satisfactory operation of the Company’s information technology or systems; the recognition of asset impairment charges; the inability to renew certain of the Company’s licenses, or the inability to do so on terms that are favorable to the Company; the expiration or early termination by the Company of leases; risks and uncertainties associated with the Company’s international operations, including economic, political and social risks and foreign currency risks; the Company’s ability to successfully make acquisitions or enter into joint ventures, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; uncertainties related to a downturn in general economic conditions or consumer confidence; the seasonal nature of the Company’s business; the impact of events that discourage or impede people from gathering with others or accessing resources; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; the impact of security breaches or privacy concerns; the outcomes of litigation or regulatory actions; the impact of existing and future laws and regulations; the loss of key personnel or failure to effectively manage and motivate the Company’s workforce; the possibility that the interests of the Company’s majority owner will conflict with other holders of its common stock; the Company’s failure to maintain effective internal controls over financial reporting; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the Company’s website at www.weightwatchersinternational.com).

# # #

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended
	January 2,	January 3,
	2016 (13 weeks)	2015 (14 weeks)
Services revenues, net (1)	$212.9	$264.7
Product sales and other, net (2)	46.4	63.1

Revenues, net	259.2	327.8

Cost of services (3)	113.7	133.3
Cost of product sales and other (4)	24.8	28.3

Cost of revenues	138.4	161.6

Gross profit	120.8	166.3
Marketing expenses	46.3	63.9
Selling, general and administrative expenses	58.2	60.1

Operating income	16.3	42.3
Interest expense	30.1	33.6
Other expense, net	0.7	0.5

(Loss) Income before income taxes	(14.6)	8.2
(Benefit) Provision for income taxes	(3.2)	3.9

Net (loss) income	(11.3)	4.3
Net (loss) income attributable to the noncontrolling interest	0.0	0.0

Net (loss) income attributable to Weight Watchers International, Inc.	$(11.3)	$4.4

Earnings Per Share
Basic	$(0.18)	$0.08

Diluted	$(0.18)	$0.08

Weighted average common shares outstanding:
Basic	62.5	56.7

Diluted	62.5	56.9

Note: Totals may not sum due to rounding.

(1)	Consists of net “Meeting Fees” and “Online Subscription Revenues”. “Meeting Fees” consist of the fees associated with the Company’s monthly commitment plans for unlimited access to meetings and other payment arrangements for access to meetings, including the Company’s “pay-as-you-go” payment arrangement and fees associated with the Company’s Total Access product. “Online Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Online subscription products, including the Company’s Personal Coaching product.
(2)	Consists of product sales meetings, Internet advertising revenue, ecommerce fees, product sales and other, licensing, publishing, advertising - sponsorship, other revenues, and franchise fees with respect to commitment plans and commissions.
(3)	Consists of meeting operating expense and Internet cost of revenues excluding Internet advertising costs.
(4)	Consists of meetings cost of product, Internet advertising costs, non-meeting cost of products and other.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Twelve Months Ended
	January 2,	January 3,
	2016 (52 weeks)	2015 (53 weeks)
Services revenues, net (1)	$937.4	$1,181.9
Product sales and other, net (2)	227.1	298.0

Revenues, net	1,164.4	1,479.9

Cost of services (3)	477.9	535.3
Cost of product sales and other (4)	112.4	142.0

Cost of revenues	590.3	677.4

Gross profit	574.1	802.6
Marketing expenses	201.0	262.3
Selling, general and administrative expenses	205.0	241.0

Operating income	168.1	299.3
Interest expense	121.8	123.0
Other expense, net	2.0	3.2
Extinguishment of debt	(11.4)	—
Gain on Brazil acquisition	—	(10.5)

Income before income taxes	55.6	183.7
Provision for income taxes	22.8	65.9

Net income	32.8	117.7
Net loss attributable to the noncontrolling interest	0.2	0.1

Net income attributable to Weight Watchers International, Inc.	$32.9	$117.8

Earnings Per Share
Basic	$0.56	$2.08

Diluted	$0.56	$2.08

Weighted average common shares outstanding:
Basic	58.4	56.6

Diluted	59.0	56.7

Note: Totals may not sum due to rounding.

(1)	Consists of net “Meeting Fees” and “Online Subscription Revenues”. “Meeting Fees” consist of the fees associated with the Company’s monthly commitment plans for unlimited access to meetings and other payment arrangements for access to meetings, including the Company’s “pay-as-you-go” payment arrangement and fees associated with the Company’s Total Access product. “Online Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Online subscription products, including the Company’s Personal Coaching product.
(2)	Consists of product sales meetings, Internet advertising revenue, ecommerce fees, product sales and other, licensing, publishing, advertising - sponsorship, other revenues, and franchise fees with respect to commitment plans and commissions.
(3)	Consists of meeting operating expense and Internet cost of revenues excluding Internet advertising costs.
(4)	Consists of meetings cost of product, Internet advertising costs, non-meeting cost of products and other.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

UNAUDITED

	Three Months Ended
	January 2, 2016 (13 weeks)	January 3, 2015 (14 weeks)
Meeting Paid Weeks (in millions) (1)
North America	9.4	11.7
UK	2.5	2.8
CE	2.6	3.0
Other (2)	0.6	0.7

Total Meeting Paid Weeks	15.0	18.1

Online Paid Weeks (in millions) (1)
North America	11.7	14.3
UK	1.5	1.8
CE	4.8	5.4
Other (2)	0.5	0.5

Total Online Paid Weeks	18.4	22.1

Total Paid Weeks (in millions) (1)
North America	21.1	26.0
UK	4.0	4.6
CE	7.3	8.3
Other (2)	1.0	1.2

Total Paid Weeks	33.4	40.2

End of Period Active Meeting Subscribers (in thousands) (3)
North America	645.1	692.6
UK	153.2	158.1
CE	172.4	178.2
Other (2)	27.2	26.4

Total End of Period Active Meeting Subscribers	997.9	1,055.4

End of Period Active Online Subscribers (in thousands) (3)
North America	886.4	925.2
UK	109.9	119.7
CE	358.3	373.6
Other (2)	37.2	35.6

Total End of Period Active Online Subscribers	1,391.7	1,454.1

Total End of Period Active Base (in thousands) (3)
North America	1,531.5	1,617.8
UK	263.1	277.8
CE	530.7	551.9
Other (2)	64.3	62.1

Total End of Period Active Base	2,389.6	2,509.5

Attendance (in millions)
North America	4.1	5.0
UK	1.2	1.3
CE	1.1	1.3
Other (2)	0.3	0.4

Total Attendance	6.7	8.0

Note: Totals may not sum due to rounding.

(1)	The “Paid Weeks” metric reports paid weeks by Weight Watchers customers in Company-owned operations for a given period as follows: (i) “Meeting Paid Weeks” is the sum of total paid commitment plan weeks (including Total Access) and total “pay-as-you-go” weeks; (ii) “Online Paid Weeks” is the total paid subscription weeks for the Company’s digital subscription products (including Personal Coaching); and (iii) “Total Paid Weeks” is the sum of Meeting Paid Weeks and Online Paid Weeks, in each case for a given period.
(2)	Represents Asia Pacific and emerging markets.
(3)	The “End of Period Active Subscribers” metric reports active Weight Watchers subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Active Meeting Subscribers” is the total Weight Watchers monthly commitment plan active subscribers (including Total Access); (ii) “End of Period Active Online Subscribers” is the total number of Weight Watchers Online, Weight Watchers OnlinePlus and Personal Coaching active subscribers; and (iii) “End of Period Active Subscribers” is the sum of End of Period Active Meeting Subscribers and End of Period Active Online Subscribers, in each case at a given period end. The Company also at times refers to such metrics as the “End of Period Active Base”.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

UNAUDITED

	Twelve Months Ended
	January 2,	January 3,
	2016 (52 weeks)	2015 (53 weeks)
Meeting Paid Weeks (in millions) (1)
North America	40.8	50.3
UK	10.7	12.4
CE	11.6	12.8
Other (2)	2.4	2.7

Total Meeting Paid Weeks	65.5	78.2

Online Paid Weeks (in millions) (1)
North America	51.7	66.8
UK	6.6	7.9
CE	21.2	22.8
Other (2)	1.9	2.1

Total Online Paid Weeks	81.5	99.6

Total Paid Weeks (in millions) (1)
North America	92.6	117.1
UK	17.3	20.2
CE	32.8	35.6
Other (2)	4.3	4.9

Total Paid Weeks	147.0	177.8

End of Period Active Meeting Subscribers (in thousands) (3)
North America	645.1	692.6
UK	153.2	158.1
CE	172.4	178.2
Other (2)	27.2	26.4

Total End of Period Active Meeting Subscribers	997.9	1,055.4

End of Period Active Online Subscribers (in thousands) (3)
North America	886.4	925.2
UK	109.9	119.7
CE	358.3	373.6
Other (2)	37.2	35.6

Total End of Period Active Online Subscribers	1,391.7	1,454.1

Total End of Period Active Base (in thousands) (3)
North America	1,531.5	1,617.8
UK	263.1	277.8
CE	530.7	551.9
Other (2)	64.3	62.1

Total End of Period Active Base	2,389.6	2,509.5

Attendance (in millions)
North America	19.0	23.0
UK	5.7	6.6
CE	5.6	6.5
Other (2)	1.5	1.7

Total Attendance	31.8	37.8

Note: Totals may not sum due to rounding.

(1)	The “Paid Weeks” metric reports paid weeks by Weight Watchers customers in Company-owned operations for a given period as follows: (i) “Meeting Paid Weeks” is the sum of total paid commitment plan weeks (including Total Access) and total “pay-as-you-go” weeks; (ii) “Online Paid Weeks” is the total paid subscription weeks for the Company’s digital subscription products (including Personal Coaching); and (iii) “Total Paid Weeks” is the sum of Meeting Paid Weeks and Online Paid Weeks, in each case for a given period.
(2)	Represents Asia Pacific and emerging markets.
(3)	The “End of Period Active Subscribers” metric reports active Weight Watchers subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Active Meeting Subscribers” is the total Weight Watchers monthly commitment plan active subscribers (including Total Access); (ii) “End of Period Active Online Subscribers” is the total number of Weight Watchers Online, Weight Watchers OnlinePlus and Personal Coaching active subscribers; and (iii) “End of Period Active Subscribers” is the sum of End of Period Active Meeting Subscribers and End of Period Active Online Subscribers, in each case at a given period end. The Company also at times refers to such metrics as the “End of Period Active Base”.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS, EXCEPT PERCENTAGES)

UNAUDITED

					Q4 2015 Variance
						2015
	Q4 2015 (13 weeks)			Q4 2014 (14 weeks)	2015	Constant Currency
	GAAP	Currency Adjustment	Constant Currency	GAAP	vs 2014	vs 2014
Selected Financial Data
Consolidated Company Revenues	$259.2	$12.3	$271.5	$327.8	-20.9%	-17.2%
Consolidated Meeting Fees (1)	$134.5	$6.2	$140.7	$170.9	-21.3%	-17.7%
Consolidated Online Subscription Revenues (2)	$78.3	$3.8	$82.2	$93.8	-16.5%	-12.4%
Consolidated Service Revenues (3)	$212.9	$10.0	$222.9	$264.7	-19.6%	-15.8%
Consolidated In-Meeting Product Sales (4)	$22.1	$1.2	$23.3	$31.3	-29.3%	-25.4%
Consolidated All Other (5)	$24.3	$1.0	$25.3	$31.8	-23.8%	-20.6%
North America
Meeting Fees (1)	$92.2	$1.3	$93.4	$116.4	-20.8%	-19.7%
Online Subscription Revenues (2)	$53.6	$0.7	$54.3	$63.7	-15.9%	-14.8%
Service Revenues (3)	$145.8	$1.9	$147.7	$180.1	-19.0%	-18.0%
In-Meeting Product Sales (4)	$11.9	$0.2	$12.1	$15.7	-24.2%	-23.2%
All Other (6)	$12.3	$0.0	$12.4	$17.9	-31.1%	-30.9%
Total Revenues	$170.0	$2.1	$172.1	$213.7	-20.4%	-19.4%
UK
Meeting Fees (1)	$15.2	$0.7	$15.9	$17.9	-15.0%	-11.1%
Online Subscription Revenues (2)	$5.2	$0.2	$5.5	$6.0	-12.4%	-8.5%
Service Revenues (3)	$20.5	$0.9	$21.4	$23.9	-14.3%	-10.5%
In-Meeting Product Sales (4)	$4.2	$0.2	$4.4	$6.0	-30.0%	-26.8%
All Other (6)	$3.2	$0.1	$3.3	$3.6	-10.5%	-6.5%
Total Revenues	$27.8	$1.3	$29.1	$33.4	-16.7%	-13.0%
CE
Meeting Fees (1)	$21.9	$2.9	$24.8	$28.8	-24.0%	-13.8%
Online Subscription Revenues (2)	$17.1	$2.4	$19.5	$21.0	-18.6%	-7.0%
Service Revenues (3)	$39.0	$5.4	$44.3	$49.8	-21.7%	-10.9%
In-Meeting Product Sales (4)	$5.1	$0.7	$5.8	$8.4	-38.8%	-30.8%
All Other (6)	$4.1	$0.5	$4.6	$5.2	-19.9%	-10.3%
Total Revenues	$48.2	$6.5	$54.8	$63.3	-23.8%	-13.5%
Other (7)
Meeting Fees (1)	$5.2	$1.4	$6.6	$7.9	-33.7%	-16.4%
Online Subscription Revenues (2)	$2.4	$0.5	$2.9	$3.1	-21.6%	-6.9%
Service Revenues (3)	$7.7	$1.8	$9.5	$11.0	-30.3%	-13.7%
In-Meeting Product Sales (4)	$0.9	$0.2	$1.1	$1.2	-24.7%	-9.0%
All Other (6)	$4.6	$0.3	$4.9	$5.2	-11.7%	-5.3%
Total Revenues	$13.2	$2.3	$15.5	$17.4	-24.3%	-10.9%

Note: Totals may not sum due to rounding.

(1)	“Meeting Fees” consist of the fees associated with the Company’s monthly commitment plans for unlimited access to meetings and other payment arrangements for access to meetings, including the Company’s “pay-as-you-go” payment arrangement and fees associated with the Company’s Total Access product.
(2)	“Online Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Online subscription products, including the Company’s Personal Coaching product.
(3)	“Service Revenues” equal “Meeting Fees” plus “Online Subscription Revenues”.
(4)	“In-Meeting Product Sales” are sales of products to members in meetings.
(5)	“Consolidated All Other” are revenues from licensing, franchisees, magazine subscriptions, third-party advertising in publications, payments from the sale of third-party Internet advertising and By Mail.
(6)	“All Other” are revenues from licensing, magazine subscriptions, third-party advertising in publications, payments from the sale of third-party Internet advertising, ecommerce fees and By Mail.
(7)	Represents Asia Pacific, emerging markets and franchise revenues.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS, EXCEPT PERCENTAGES)

UNAUDITED

					Full Year 2015 Variance
	Full Year 2015 (52 weeks)			Full Year 2014 (53 weeks)	2015	2015 Constant Currency
	GAAP	Currency Adjustment	Constant Currency	GAAP	vs 2014	vs 2014
Selected Financial Data
Consolidated Company Revenues	$1,164.4	$74.4	$1,238.8	$1,479.9	-21.3%	-16.3%
Consolidated Meeting Fees (1)	$587.8	$35.3	$623.1	$744.6	-21.1%	-16.3%
Consolidated Online Subscription Revenues (2)	$349.6	$22.5	$372.1	$437.4	-20.1%	-14.9%
Consolidated Service Revenues (3)	$937.4	$57.9	$995.3	$1,181.9	-20.7%	-15.8%
Consolidated In-Meeting Product Sales (4)	$127.3	$10.4	$137.7	$169.1	-24.7%	-18.6%
Consolidated All Other (5)	$99.8	$6.1	$105.9	$128.9	-22.6%	-17.8%
North America
Meeting Fees (1)	$399.5	$4.8	$404.3	$496.2	-19.5%	-18.5%
Online Subscription Revenues (2)	$239.9	$2.9	$242.7	$298.2	-19.6%	-18.6%
Service Revenues (3)	$639.4	$7.7	$647.0	$794.4	-19.5%	-18.5%
In-Meeting Product Sales (4)	$64.8	$0.6	$65.5	$85.2	-23.9%	-23.2%
All Other (6)	$51.2	$0.2	$51.4	$68.1	-24.8%	-24.5%
Total Revenues	$755.4	$8.5	$763.9	$947.7	-20.3%	-19.4%
UK
Meeting Fees (1)	$65.1	$5.2	$70.3	$80.8	-19.4%	-12.9%
Online Subscription Revenues (2)	$22.4	$1.8	$24.2	$27.9	-19.4%	-13.0%
Service Revenues (3)	$87.6	$7.0	$94.6	$108.6	-19.4%	-13.0%
In-Meeting Product Sales (4)	$23.8	$2.0	$25.8	$30.2	-21.1%	-14.6%
All Other (6)	$13.4	$1.0	$14.4	$18.0	-25.8%	-20.0%
Total Revenues	$124.8	$10.0	$134.8	$156.8	-20.4%	-14.1%
CE
Meeting Fees (1)	$99.4	$19.3	$118.6	$133.4	-25.5%	-11.1%
Online Subscription Revenues (2)	$76.7	$15.7	$92.5	$97.4	-21.2%	-5.1%
Service Revenues (3)	$176.1	$35.0	$211.1	$230.9	-23.7%	-8.6%
In-Meeting Product Sales (4)	$34.2	$6.9	$41.1	$46.3	-26.1%	-11.2%
All Other (6)	$18.8	$3.4	$22.2	$21.7	-13.2%	2.2%
Total Revenues	$229.1	$45.3	$274.4	$298.9	-23.3%	-8.2%
Other (7)
Meeting Fees (1)	$23.8	$6.1	$29.8	$34.1	-30.3%	-12.5%
Online Subscription Revenues (2)	$10.5	$2.2	$12.7	$13.9	-24.3%	-8.8%
Service Revenues (3)	$34.3	$8.2	$42.5	$48.0	-28.6%	-11.5%
In-Meeting Product Sales (4)	$4.4	$0.9	$5.3	$7.4	-40.1%	-28.2%
All Other (6)	$16.4	$1.6	$17.9	$21.1	-22.3%	-14.9%
Total Revenues	$55.1	$10.7	$65.8	$76.5	-27.9%	-14.0%

Note: Totals may not sum due to rounding.

(1)	“Meeting Fees” consist of the fees associated with the Company’s monthly commitment plans for unlimited access to meetings and other payment arrangements for access to meetings, including the Company’s “pay-as-you-go” payment arrangement and fees associated with the Company’s Total Access product.
(2)	“Online Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Online subscription products, including the Company’s Personal Coaching product.
(3)	“Service Revenues” equal “Meeting Fees” plus “Online Subscription Revenues”.
(4)	“In-Meeting Product Sales” are sales of products to members in meetings.
(5)	“Consolidated All Other” are revenues from licensing, franchisees, magazine subscriptions, third-party advertising in publications, payments from the sale of third-party Internet advertising and By Mail.
(6)	“All Other” are revenues from licensing, magazine subscriptions, third-party advertising in publications, payments from the sale of third-party Internet advertising, ecommerce fees and By Mail.
(7)	Represents Asia Pacific, emerging markets and franchise revenues.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS, EXCEPT PERCENTAGES)

UNAUDITED

										Q4 2015 Variance
	Q4 2015 (13 weeks)						Q4 2014 (14 weeks)					2015 Constant Currency
											Adjusted		Adjusted
						Adjusted				2015	vs	2015	vs
		Adjust-		Currency	Constant	Constant		Adjust-		vs	2014	vs	2014
	GAAP	ment (1)	Adjusted	Adjustment	Currency	Currency	GAAP	ment (2)	Adjusted	2014	Adjusted	2014	Adjusted
Selected Financial Data
Gross Profit	$120.8	$(0.1)	$120.7	$5.9	$126.7	$126.5	$166.3	$0.2	$166.4	-27.3%	-27.5%	-23.8%	-24.0%
Gross Margin	46.6%		46.5%		46.7%	46.6%	50.7%		50.8%

Selling, General and Administrative Expenses	$58.2	$(15.1)	$43.1	$1.7	$59.9	$44.9	$60.1	$(0.8)	$59.3	-3.1%	-27.2%	-0.2%	-24.3%

Operating Income	$16.3	$14.9	$31.3	$1.9	$18.3	$33.2	$42.3	$1.0	$43.3	-61.4%	-27.8%	-56.8%	-23.3%
Operating Income Margin	6.3%		12.1%		6.7%	12.2%	12.9%		13.2%

Net (loss) income attributable to Weight Watchers International, Inc.	$(11.3)	$9.1	$(2.2)	$1.5	$(9.8)	$(0.7)	$4.4	$0.6	$5.0	-358.8%	-144.0%	-324.1%	-113.4%

Earnings Per Share	$(0.18)	$0.15	$(0.03)	$0.02	$(0.16)	$(0.01)	$0.08	$0.01	$0.09	-335.5%	-140.1%	-303.9%	-112.2%

Note: Totals may not sum due to rounding.

(1)	Excludes the impact of the $1.3 million ($0.8 million after tax) of charges associated with the Company’s previously disclosed 2015 plan to restructure its organization and $13.6 million ($8.3 million after tax) of transaction expenses associated with the Company entering into its previously disclosed partnership with Ms. Winfrey.
(2)	Excludes the impact of the $1.0 million ($0.6 million after tax) of charges associated with the Company’s previously disclosed 2014 plan to restructure its organization.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS, EXCEPT PERCENTAGES)

UNAUDITED

										Full Year 2015 Variance
	Full Year 2015 (52 weeks)						Full Year 2014 (53 weeks)					2015 Constant Currency
											Adjusted		Adjusted
						Adjusted				2015	vs	2015	vs
		Adjust-		Currency	Constant	Constant		Adjust-		vs	2014	vs	2014
	GAAP	ment (1)	Adjusted	Adjustment	Currency	Currency	GAAP	ment (2)	Adjusted	2014	Adjusted	2014	Adjusted
Selected Financial Data
Gross Profit	$574.1	$1.5	$575.6	$40.9	$615.0	$616.5	$802.6	$4.6	$807.2	-28.5%	-28.7%	-23.4%	-23.6%
Gross Margin	49.3%		49.4%		49.6%	49.8%	54.2%		54.5%

Selling, General and Administrative Expenses	$205.0	$(20.5)	$184.5	$8.5	$213.5	$193.0	$241.0	$(7.2)	$233.8	-14.9%	-21.1%	-11.4%	-17.5%

Operating Income	$168.1	$22.0	$190.1	$18.7	$186.8	$208.8	$299.3	$11.8	$311.2	-43.9%	-38.9%	-37.6%	-32.9%
Operating Income Margin	14.4%		16.3%		15.1%	16.9%	20.2%		21.0%

Net income attributable to Weight Watchers International, Inc.	$32.9	$6.5	$39.4	$11.1	$44.0	$50.5	$117.8	$(1.5)	$116.3	-72.0%	-66.1%	-62.6%	-56.6%

Earnings Per Share	$0.56	$0.11	$0.67	$0.19	$0.75	$0.86	$2.08	$(0.03)	$2.05	-73.1%	-67.4%	-64.1%	-58.3%

Note: Totals may not sum due to rounding.

(1)	Excludes the impact of the $8.4 million ($5.1 million after tax) of charges associated with the Company’s previously disclosed 2015 plan to restructure its organization and the $13.6 million ($8.3 million after tax) of transaction expenses associated with the Company entering into its previously disclosed partnership with Ms. Winfrey. Net income attributable to Weight Watchers International, Inc. also excludes the Company’s gain on early debt extinguishment of $11.4 million ($7.0 million after tax).
(2)	Excludes the impact of the $11.8 million ($7.2 million after tax) of charges associated with the Company’s previously disclosed 2014 plan to restructure its organization. Net income attributable to Weight Watchers International, Inc. also excludes the gain of $10.5 million ($6.4 million after tax) recognized in connection with the Company’s previously disclosed Brazil acquisition due to an adjustment of the Company’s previously held equity interest to fair value offset by a charge associated with the settlement of the royalty-free arrangement of the Brazilian partnership and the impact of the $2.4 million tax benefit, net.